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                                                                      EX-10.M



                             LIZ CLAIBORNE, INC.
                  OUTSIDE DIRECTORS' 1991 STOCK OWNERSHIP PLAN

                     As Amended and Restated Effective for
                   Awards Granted On or After March 22, 1996

I. GENERAL

     1.1 Purpose. The purpose of the Liz Claiborne, Inc. Outside Directors' 1991 Stock Ownership Plan (the "Plan") is to provide an incentive to those directors of Liz Claiborne, Inc. (the "Company") who are not employees of the Company (i) to serve on the board of directors of the Company (the "Board"),
(ii) to make a long-term investment in the Company and (iii) to maintain and enhance the Company's long-term performance, and also to afford such directors an opportunity to defer part or all of their director fees and Common Stock Awards made pursuant to Article II hereof.

     1.2 Administration. The terms of the awards under Articles II and III hereof are set forth herein and may not be varied other than by amendment of the Plan in accordance with Section 5.5. To the extent that any administrative action is required in connection with the Plan, such action shall be taken by the Board or, in the discretion of the Board, by a committee comprised of the members of the Board who are not Outside Directors (the "Committee"). The determination of the Board or the Committee, as the case may be, on all matters relating to the Plan shall be final, binding and conclusive.

     1.3 Persons Eligible for Awards. Only Outside Directors shall be eligible to participate in this Plan. As of any applicable date, an Outside Director is a person who is a member of the Board, is not an employee of the Company or any subsidiary thereof, and is not eligible to participate in any other Company stock-related plan.

     1.4  Shares Available for Awards.

     (a) Shares of common stock of the Company ("Common Stock") transferred pursuant to awards under the Plan shall be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for purposes of the Plan. Subject to Section 1.4(b), the aggregate number of shares of Common Stock which may be transferred pursuant to awards under the Plan shall not exceed one-half of one percent (0.50%) of the number of shares issued and outstanding from time to time. For purposes of this
Section 1.4(a), the number of shares transferred upon exercise of an option shall be calculated after deducting any shares tendered to the Company in payment upon such exercise. Any shares of Common Stock that are subject to an option under the Plan and that have not been transferred at the time such option is cancelled or terminated shall again be available for awards under the Plan.

     (b) If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the Board or the Committee, as the case may be, shall equitably adjust the number of shares of Common Stock awarded thereafter in each grant under Article II, the number of shares subject to each stock option then outstanding or subsequently granted, and the exercise price of each such option. After any such adjustment, the number of shares subject to each award shall be rounded to the nearest whole number.

     1.5 Fair Market Value. For all purposes hereunder, the Fair Market Value of a share of Common Stock on any date shall be the closing price of a share of Common Stock on the New York Stock Exchange on the last preceding day for which such a closing price was reported.

II. AWARDS OF COMMON STOCK

     2.1  Awards.

     (a) Awards of shares of Common Stock ("Common Stock Awards") shall be made to Outside Directors as follows:

          (i) An initial award shall be made to each Outside Director as of the date on which the stockholders initially approve this Plan.

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          (ii) An award shall be made to each Outside Director newly elected to the Board on or after the date on which the stockholders approve this amended and restated Plan, effective as of the date of such election.

          (iii) An award shall be made to each Outside Director as of January 1, 1992 and the first business day of each fiscal year of the Company thereafter (each, an "Award Date"); provided, however, that effective December 30, 1996, no award under this subparagraph (iii) shall be made to an Outside Director who, as of the Award Date, has been an Outside Director for less than six months.

     (b) Each award shall comprise a number of shares of Common Stock equal to the quotient of $10,000 divided by the Fair Market Value of a share of Common Stock on the Award Date. Effective the date on which the stockholders approve this amended and restated Plan, $15,000 shall be substituted for $10,000 in the calculation described in the preceding sentence. If the award thus calculated is not a whole number of shares, it shall be rounded down to the nearest whole number.

     2.2 Payment. In the event that any shares of Common Stock awarded pursuant to Section 2.1(a) are newly issued by the Company, the recipient shall pay to the Company, in cash, an amount equal to the par value of such shares.

     2.3 Nontransferability. Shares of Common Stock awarded under this Article II shall be nontransferable for a period of three (3) years following the date of award; provided, however, that all restrictions on the transferability of such shares shall terminate on (i) the date of the holder's death or (ii) the first anniversary of the termination of the holder's membership on the Board. The Company shall take such measures as it deems advisable to implement the restriction on transferability, which measures may include the placing of an appropriate legend on any stock certificates issued to evidence shares awarded hereunder.

III. AWARDS OF STOCK OPTIONS

     3.1 Awards. Options to purchase shares of Common Stock shall be granted to Outside Directors as follows:

     (a) An option for 1,000 shares shall be granted to each Outside Director as of the date on which the stockholders approve this amended and restated Plan. Thereafter, an option for 1,000 shares shall be granted to each Outside Director newly elected to the Board, effective as of the date of such election.

     (b) An option for 1,000 shares shall be granted to each Outside Director as of December 30, 1996 and each Award Date thereafter.

     3.2  Terms of Options.

     (a) The exercise price per share of Common Stock under each option shall be equal to the Fair Market Value of a share of Common Stock on the grant date.

     (b) Each option granted under the Plan shall have a term of 10 years and shall become cumulatively exercisable as to 25 percent of the shares subject thereto on each of the first and second anniversaries of the date of grant and as to the remaining 50 percent on the third anniversary. An option may be exercised from time to time for all or part of the shares as to which it is then exercisable.

     (c) Notwithstanding paragraph (b) of this Section 3.2, all options granted under this Plan shall become fully exercisable upon the grantee's termination of service on the Board on account of (i) death or (ii) retirement after at least five years of Board membership.

     3.3  Exercise of Options.

     (a) An option shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Company shall prescribe, accompanied by payment for the shares being purchased. Such payment shall be made: (i) in cash, by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; or (ii) by delivery of shares of Common Stock acquired at least six months prior to the option exercise date and having a Fair Market Value as of the exercise date equal to all or part of the option exercise price and cash or a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price.

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     (b) Promptly after receiving payment of the full option exercise price, the
Company shall deliver to the Outside Director, or to such other person as may then have the right to exercise the option, a certificate for the shares of Common Stock for which the option has been exercised.

     (c) If an optionee's membership on the Board terminates for any reason other than cause, he may exercise any outstanding option to the extent that he was entitled to exercise it on the date of termination. Exercise must occur by the first anniversary of termination on account of death, by the third anniversary of termination on account of retirement with at least five years of Board membership, and otherwise within 90 days of termination, but in no event after the expiration date of the option. Exercise following the optionee's death shall be made only by the optionee's executor or administrator, unless his or her will specifically disposes of the option, in which case exercise shall be made only by the recipient of such specific disposition. Except as provided in this paragraph (c), any unexercised option held by a person who is no longer a member of the Board shall be null and void.

     (d) For purposes of this Plan, a "Change in Control" shall be deemed to have occurred upon the happening of any of the following events, unless the Board shall have within ten days thereafter resolved that such event was not a Change in Control for purposes of this Plan:

          (i) any "person," including a "group," as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act (as defined) and the rules promulgated thereunder, becomes the beneficial owner, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of 20% or more of the outstanding shares of Common Stock of the Company;

          (ii) a cash tender or exchange offer for 50% or more of the outstanding shares of Common Stock of the Company is commenced;

          (iii) the shareholders of the Company approve an agreement to merge, consolidate, liquidate, or sell all or substantially all of the assets of the Company; or

          (iv) two or more directors are elected to the Board without having previously been nominated and approved by the members of the Board incumbent on the day immediately preceding such election.

     (e) Notwithstanding any other provision of this Plan, any option outstanding on the date of a Change in Control, whose grant date was at least one year prior thereto, shall become fully vested and immediately exercisable.

IV. DEFERRAL OF FEES AND COMMON STOCK AWARDS

     4.1  Election To Defer.

     (a) Prior to the beginning of any calendar year, each Outside Director may elect to defer receipt of all or any part of the retainer fees and meeting fees (collectively, "Director Fees"), and of the Common Stock Awards provided for in
Article II hereof, that would otherwise become payable to him during such calendar year and succeeding calendar years. An individual who becomes an Outside Director during a calendar year and who was not a director of the Company on January 1 of such year may, prior to the commencement of his term as director, make the election described in the preceding sentence, applicable for the remainder of such calendar year and for succeeding calendar years. An individual who is an Outside Director on the date on which the stockholders approve this amended and restated Plan may make a similar election.

     (b) The Distribution Date on which payment of amounts deferred pursuant to an election hereunder (including imputed income) shall be made or commenced shall be the January 1 following termination of the Outside Director's membership on the Board, unless an alternative date is specified at the time of such election. Such alternative date may be any month end that is at least three years subsequent to the date of the election.

     (c) Each deferral election shall specify the method by which payment is to be made of all amounts deferred pursuant to such election (including imputed income). Such method shall be either a lump-sum payment or annual installments (not to exceed 10), as set forth in Section 4.4. If Director Fees otherwise payable in cash are deferred, the deferral election shall specify whether the deferred amounts shall be deemed invested in shares of Common Stock or shall be credited with interest, as set forth in Section 4.3.

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     (d) Each deferral election shall be made by written notice in accordance with rules established by the Company, and shall remain in effect until terminated by written notice. A notice of termination shall be effective as of December 31 in the year in which such notice is given, and shall apply only with respect to Director Fees and Common Stock Awards becoming payable thereafter. An Outside Director who terminates a deferral election may make a new election pursuant to Section 4.1(a) effective for future calendar years.

     4.2  Deferral Accounts.

     (a) All amounts deferred under Section 4.1 shall be credited to a bookkeeping account maintained by the Company in the name of the Outside Director (the "Deferral Account"), which shall have two subaccounts, called the "Cash Subaccount" and "Company Stock Subaccount." Deferred Director Fees which would otherwise be payable for attending a meeting of the Board or of a committee thereof shall be credited to the Deferral Account as of the day of such meeting; Director Fees which would otherwise be payable as a retainer shall be credited to the Deferral Account as of the day on which they would otherwise be payable. A deferred Common Stock Award shall be credited as of the day on which it would otherwise be payable.

     (b) Deferred Director Fees otherwise payable in cash shall be credited to the Cash Subaccount unless the Outside Director elects otherwise pursuant to
Section 4.1(c), in which case the deferred amount shall be credited to the Company Stock Subaccount as a number of phantom shares (including any fractional share) of Common Stock equal to the quotient of (i) such amount divided by (ii) the Fair Market Value of a share of Common Stock on the date such amount is credited. Deferred Common Stock Awards and deferred Director Fees otherwise payable in Common Stock shall be credited to the Company Stock Subaccount as an equal number of phantom shares of Common Stock.

     4.3  Imputed Income on Deferral Accounts.

     (a) The balance standing credited to each Cash Subaccount as of the last business day of each month shall be increased by an amount reflecting interest on such balance for such month calculated using one-twelfth of the then applicable Plan Interest Rate. The Plan Interest Rate applicable during any year shall be a rate one percentage point in excess of the highest prime rate (or base rate) reported for the first business day of such year in the money rates column or section of The Wall Street Journal as the rate in effect for corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) as of such date. In the event The Wall Street Journal ceases publication of such a prime rate, the prime rate (or base rate) announced for the applicable date by Citibank, N.A. in New York City (whether or not such rate has actually been charged by such bank) shall be used.

     (b) Whenever a cash dividend is paid on Common Stock, each Company Stock Subaccount shall be credited as of the payment date with a number of phantom shares (including any fractional share) equal to the quotient of (i) an amount equal to the cash dividend payable on a number of shares of Common Stock equal to the number of phantom shares (excluding any fractional share) standing credited to such Subaccount at the record date divided by (ii) the Fair Market Value on such payment date. In the event of a stock dividend or distribution, stock split, recapitalization or the like, each Company Stock Subaccount shall be credited as of the payment date with a number of phantom shares (including any fractional share) equal to the number of shares (including any fractional share) of Company Stock payable in respect of shares of Company Stock equal in number to the number of phantom shares (excluding any fractional share) standing credited to such Subaccount at the record date.

     4.4  Distribution.

     (a) On each Distribution Date, the Company shall pay (or commence installment payment of) the amount standing credited to the Outside Director's Deferral Account as the result of all deferrals for which such Distribution Date is applicable. Distributions from the Cash Subaccount shall be made in cash. Distributions from the Company Stock Subaccount shall be made in shares of Common Stock equal in number to the number of phantom shares to be distributed, with a cash payment for any fractional shares. If the Outside Director has elected installment payments pursuant to Section 4.1(c), each annual installment payment shall be an amount equal to the balance standing credited to the Deferral Account as of the payment date divided by the number of installments (including the one then due) remaining to be paid. Amounts standing credited to a Deferral Account during the period in which installments are paid shall be adjusted to reflect the crediting of income in accordance with Section 4.3.

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     (b) In the event of an Outside Director's death while serving as a member of the Board, or after termination of service but while receiving installment payments, the entire amount standing credited to his or her Deferral Account shall be paid as soon as practicable in the manner set forth in Section 4.4(d)(ii).

     (c) Notwithstanding any other provision of this Plan, phantom shares credited to an Outside Director's Company Stock Subaccount on the date of a Change in Control shall be converted to cash and credited to the Outside Director's Cash Subaccount. Such conversion shall be made using the highest Fair Market Value during the period extending ten business days before and ten business days after the Change in Control.

     (d) Payments hereunder shall be made to the Outside Director except that:

          (i) in the event that the Outside Director shall be determined by a court of competent jurisdiction to be incapable of managing his or her financial affairs, and if the Company has actual notice of such determination, payment shall be made to the Outside Director's personal representative(s); and

          (ii) in the event of the Outside Director's death, payment shall be made to the last beneficiary designated by the Outside Director for purposes of receiving such payment in such event in a written notice delivered to the Company; provided, that if such beneficiary has not survived the Outside Director, or no valid beneficiary designation is in effect, payment shall instead be made to the Outside Director's estate.

     4.5 Statements. The Company shall provide an annual statement to each Outside Director showing such information as is appropriate, including the aggregate amount standing credited to the Deferral Account, as of a reasonably current date.

     4.6 Unfunded Status. The Company's obligation to make payments from a Deferral Account shall be a general obligation of the Company and such payments shall be made from the Company's general assets. An Outside Director shall be a general unsecured creditor of the Company, and the creation of a Deferral Account shall not create or be construed to create a trust or fiduciary relationship of any kind between the Company and the Outside Director, his or her designated beneficiary or any other person, or a security interest of any kind in any property of the Company in favor of the Outside Director or any other person. Deferral arrangements created hereunder are intended to be unfunded and no trust, security, escrow, or similar account shall be required to be established for the purposes of payment hereunder. However, the Company may in its discretion establish a "rabbi trust" (or other arrangement having equivalent taxation characteristics under the Internal Revenue Code or applicable regulations or rulings) to hold assets, subject to the claims of the Company's creditors in the event of insolvency, for the purpose of making payments hereunder. If the Company establishes such a trust, amounts paid therefrom shall discharge the obligations of the Company hereunder to the extent of the payments so made.

V. MISCELLANEOUS

     5.1 Nonalienation. Neither the right of an Outside Director to receive awards under the Plan, nor any option granted hereunder, nor an Outside Director's interest in his or her Deferral Account, shall be assignable or transferable in any manner.

     5.2 Nature of Payments. All awards hereunder shall be in consideration of services performed for the Company or for its subsidiaries by the recipient. Such awards shall constitute special incentive payments to the recipient and shall not, unless otherwise determined by the Board, be taken into account in computing the amount of his or her fees for service on the Board.

     5.3 Limitation of Rights. This Plan shall not be construed to confer on any Outside Director any right to be or remain a member of the Board or to receive any, or any particular rate of, director's fees.

     5.4 Withholding. The Company shall deduct from any distribution hereunder any amounts required, in the opinion of the Company, for federal, state or local withholding tax purposes.

     5.5 Amendment of the Plan. The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that Sections 1.3 and 2.1, and Article III, may not be amended more than once every six months except as may be necessary to comply with changes in the Internal Revenue Code, or as permitted under rules promulgated under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"); and further provided, that no amendment shall be effective unless and until it has

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been duly approved by the shareholders if the failure to obtain such approval would adversely affect the compliance of the Plan or any other plan of the Company with the requirements of Rule 16b-3 under the Exchange Act or with the requirements of any other applicable law, rule or regulation. No amendment that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made except with the consent of the grantee (or the grantee's successor hereunder).

     5.6 Registration of Shares. Nothing in the Plan shall be construed to require the Company to register, under the Securities Act of 1933, any shares of Common Stock awarded, or transferred upon exercise of an option, under the Plan.

     5.7 Section Headings. The section headings contained herein are for purposes of convenience only and are not intended to define or limit the contents of the sections.

     5.8  Effective Date and Term of Plan.

     (a) The Plan as amended and restated was adopted by the Board on March 22, 1996, subject to approval by the Company's stockholders. If such approval is not obtained prior to the first anniversary of adoption of the amended and restated Plan, the amendments incorporated herein shall be without effect and the Plan shall remain in effect as adopted on November 21, 1991 and approved by the stockholders on May 14, 1992.

     (b) The Plan as amended and restated shall terminate on March 22, 2006. Awards outstanding upon Plan termination shall remain in effect in accordance with their terms.

     5.9 Governing Law. All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

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